Exhibit 99.2 an S&P 500 company SUPPLEMENTAL OPERATING S&P High Yield & FINANCIAL DATA Dividend Aristocrats® Q3 2018 index member

Table Of Contents Corporate Overview 3 Financial Summary Consolidated Statements Of Income 4 Funds From Operations (FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 Adjusted EBITDAre & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Industry Diversification 17 Geographic Diversification 18 Property Type Composition 19 Same Store Rental Revenue 20 Leasing Data Occupancy 22 Leasing Activity 23 Lease Expirations 24 Earnings Guidance 25 Analyst Coverage 26 This Supplemental Operating & Financial Data should be read in connection with the company's third quarter 2018 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on October 31, 2018) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Q3 2018 Supplemental Operating & Financial Data 2

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. The monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with regional and national commercial tenants. Over the past 49 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements.

Portfolio Overview

At September 30, 2018, we owned a diversified portfolio of 5,694 properties located in 49 states and Puerto Rico, with over 92.7 million square feet of leasable space. Our properties are leased to 260 different commercial tenants doing business in 48 separate industries. Approximately 81% of our quarterly rental revenues were generated from retail properties, 12% from industrial properties, and the remaining were from other property types. Our physical occupancy rate as of September 30, 2018 was 98.8%, with a weighted average remaining lease term of approximately 9.3 years.

Common Stock

Our Common Stock is traded on the New York Stock Exchange under the symbol "O".

		September 30, 2018
Closing price	$	56.89
Shares and units outstanding		295,836,351
Market value of common equity	$	16,830,130,000
Total market capitalization	$	23,629,804,000

Senior Management

Sumit Roy, President & Chief Executive Officer
Paul M. Meurer, Executive VP, Chief Financial Officer and Treasurer
Michael R. Pfeiffer, Executive VP, General Counsel and Secretary
Neil M. Abraham, Executive VP, Chief Strategy Officer
Benjamin N. Fox, Executive VP, Portfolio and Asset Management
Mark E. Hagan, Executive VP, Chief Investment Officer

Credit Ratings

Moody's	A3	Stable Outlook
Standard & Poor's	A-	Stable Outlook
Fitch	BBB+	Stable Outlook

Dividend Information as of October 2018

- Current annualized dividend of $2.646 per share
- Compound average annual dividend growth rate of approximately 4.6%
- 580 consecutive monthly dividends declared
- 84 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, California 92130
Phone: (858) 284-5000
Website: www.realtyincome.com

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

Q3 2018 Supplemental Operating & Financial Data 3

Consolidated Statements Of Income (dollars in thousands, except per share amounts) (unaudited) (unaudited) Three months ended Nine months ended September 30, September 30, 2018 2017 2018 2017 REVENUE Rental $ 324,773 $ 293,455 $ 945,191 $ 867,325 Tenant reimbursements 12,479 11,933 35,174 34,918 Other 829 1,532 4,897 2,872 Total revenue 338,081 306,920 985,262 905,115 EXPENSES Depreciation and amortization 136,967 127,569 402,069 371,755 Interest 69,342 62,951 195,385 185,935 General and administrative 16,332 13,881 49,970 43,227 Property (including reimbursable) 15,806 17,267 48,594 52,828 Income taxes 1,302 1,133 3,733 2,621 Provisions for impairment 6,862 365 25,034 8,072 Total expenses 246,611 223,166 724,785 664,438 Gain of sales of real estate 7,813 4,319 18,818 17,689 Net income 99,283 88,073 279,295 258,366 Net income attributable to noncontrolling interests (284) (133) (753) (420) Net income attributable to the Company 98,999 87,940 278,542 257,946 Preferred stock dividends — — — (3,911) Excess of redemption value over carrying value of preferred shares subject to redemption — — — (13,373) Net income available to common stockholders $ 98,999 $ 87,940 $ 278,542 $ 240,662 Net income available to common stockholders per common share: Basic and diluted $ 0.34 $ 0.32 $ 0.97 $ 0.89 Q3 2018 Supplemental Operating & Financial Data 4

Funds From Operations (FFO) (dollars in thousands, except per share amounts) The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations. We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts’ (NAREIT’s) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on page 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. Three months ended Nine months ended September 30, September 30, 2018 2017 2018 2017 Net income available to common stockholders $ 98,999 $ 87,940 $ 278,542 $ 240,662 Depreciation and amortization 136,967 127,569 402,069 371,755 Depreciation of furniture, fixtures and equipment (166) (133) (493) (440) Provisions for impairment 6,862 365 25,034 8,072 Gain on sales of real estate (7,813) (4,319) (18,818) (17,689) FFO adjustments allocable to noncontrolling interests (299) (230) (820) (683) FFO available to common stockholders $ 234,550 $ 211,192 $ 685,514 $ 601,677 FFO allocable to dilutive noncontrolling interests 217 220 667 659 Diluted FFO $ 234,767 $ 211,412 $ 686,181 $ 602,336 FFO per common share, basic and diluted $ 0.81 $ 0.77 $ 2.39 $ 2.22 Distributions paid to common stockholders $ 191,703 $ 174,607 $ 564,747 $ 509,987 FFO available to common stockholders in excess of distributions paid to common stockholders $ 42,847 $ 36,585 $ 120,767 $ 91,690 Weighted average number of common shares used for FFO per share computations: Basic 290,664,368 275,511,870 286,599,191 270,584,365 Diluted 291,207,186 276,050,671 287,105,285 271,126,114 Q3 2018 Supplemental Operating & Financial Data 5

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company's ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three months ended September 30, 2018	Three months ended September 30, 2017	Nine months ended September 30, 2018	Nine months ended September 30, 2017
Net income available to common stockholders	$ 98,999	$ 87,940	$ 278,542	$ 240,662
Cumulative adjustments to calculate FFO [1]	135,551	123,252	406,972	361,015
FFO available to common stockholders	234,550	211,192	685,514	601,677
Excess of redemption value over carrying value of Class F preferred share redemption	—	—	—	13,373
Amortization of share-based compensation	3,870	3,426	12,527	10,641
Amortization of deferred financing costs	1,014	1,329	2,872	4,133
Amortization of net mortgage premiums	(354)	(341)	(1,167)	(1,580)
Gain on interest rate swaps	(265)	(368)	(3,064)	(1,228)
Leasing costs and commissions	(379)	(489)	(2,831)	(1,248)
Recurring capital expenditures	(382)	(171)	(529)	(536)
Straight-line rent	(6,575)	(4,778)	(18,207)	(12,331)
Amortization of above and below-market leases	4,655	3,732	12,426	10,213
Other adjustments	61	69	203	213
Total AFFO available to common stockholders	$ 236,195	$ 213,601	$ 687,744	$ 623,327
AFFO allocable to dilutive noncontrolling interests	227	299	692	885
Diluted AFFO	$ 236,422	$ 213,900	$ 688,436	$ 624,212
AFFO per common share				
Basic	$ 0.81	$ 0.78	$ 2.40	$ 2.30
Diluted	$ 0.81	$ 0.77	$ 2.40	$ 2.30
Distributions paid to common stockholders	$ 191,703	$ 174,607	$ 564,747	$ 509,987
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 44,492	$ 38,994	$ 122,997	$ 113,340
Weighted average number of common shares used for AFFO per share computations:				
Basic	290,664,368	275,511,870	286,599,191	270,584,365
Diluted	291,207,186	276,138,853	287,105,285	271,214,296

[1] See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q3 2018 Supplemental Operating & Financial Data 6

Consolidated Balance Sheets (dollars in thousands , except per share amounts) September 30, 2018 December 31, 2017 ASSETS (unaudited) Real estate, at cost: Land $ 4,562,343 $ 4,080,400 Buildings and improvements 11,666,564 10,936,069 Total real estate, at cost 16,228,907 15,016,469 Less accumulated depreciation and amortization (2,607,309) (2,346,644) Net real estate held for investment 13,621,598 12,669,825 Real estate held for sale, net 65,376 6,674 Net real estate 13,686,974 12,676,499 Cash and cash equivalents 6,666 6,898 Accounts receivable, net 135,866 119,533 Acquired lease intangible assets, net 1,212,679 1,194,930 Goodwill 14,861 14,970 Other assets, net 38,279 45,336 Total assets $ 15,095,325 $ 14,058,166 LIABILITIES AND EQUITY Distributions payable $ 65,749 $ 60,799 Accounts payable and accrued expenses 119,144 109,523 Acquired lease intangible liabilities, net 309,665 268,796 Other liabilities 109,854 116,869 Line of credit payable 774,000 110,000 Term loans, net 319,571 445,286 Mortgages payable, net 310,206 325,941 Notes payable, net 5,375,882 5,230,244 Total liabilities 7,384,071 6,667,458 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 295,145,532 shares issued and outstanding as of September 30, 2018 and 284,213,685 shares issued and outstanding as of December 31, 2017 10,220,092 9,624,264 Distributions in excess of net income (2,543,852) (2,252,763) Total stockholders’ equity 7,676,240 7,371,501 Noncontrolling interests 35,014 19,207 Total equity 7,711,254 7,390,708 Total liabilities and equity $ 15,095,325 $ 14,058,166 Q3 2018 Supplemental Operating & Financial Data 7

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of September 30, 2018	Principal Balance as of September 30, 2018	% of Debt	Interest Rate as of September 30, 2018	Weighted Average Years until Maturity
Credit Facility					
Credit Facility [1]	June 30, 2019	$ 774,000	11.4%	3.06%	0.7 years
Unsecured Term Loans					
Term Loan - Tau [2]	January 21, 2019	70,000	1.0%	3.00%	0.3 years
Term Loan - Realty Income [3]	June 30, 2020	250,000	3.7%	2.62%	1.7 years
	Principal amount	320,000	4.7%	2.70% [6]	1.4 years
Deferred financing costs		(429)			
	Carrying value	319,571			
Senior Unsecured Notes and Bonds					
5.750% Notes due 2021	January 15, 2021	250,000	3.7%	5.75%	
3.250% Notes due 2022	October 15, 2022	950,000	14.0%	3.25%	
4.650% Notes due 2023	August 1, 2023	750,000	11.0%	4.65%	
3.875% Notes due 2024	July 15, 2024	350,000	5.1%	3.88%	
3.875% Notes due 2025	April 15, 2025	500,000	7.3%	3.88%	
4.125% Notes due 2026	October 15, 2026	650,000	9.6%	4.13%	
3.000% Notes due 2027	January 15, 2027	600,000	8.8%	3.00%	
3.650% Notes due 2028	January 15, 2028	550,000	8.1%	3.65%	
5.875% Bonds due 2035	March 15, 2035	250,000	3.7%	5.88%	
4.650% Notes due 2047	March 15, 2047	550,000	8.1%	4.65%	
	Principal amount	5,400,000	79.4%	4.04% [6]	9.0 years
Unamortized net premiums and deferred financing costs		(24,118)			
	Carrying value	5,375,882			
Mortgages Payable					
27 mortgages on 61 properties	December 2018 - June 2032	305,674 [4]	4.5%	5.10%	3.4 years
Unamortized net premiums and deferred financing costs		4,532			
	Carrying value	310,206			
	TOTAL DEBT	**$ 6,799,674** [5]		**3.91%** [6]	**7.4 years**
	Fixed Rate	**$ 5,933,570**	**87%**		
	Variable Rate	**$ 866,104**	**13%**		

[1] As of September 30, 2018, we had a $2.0 billion unsecured acquisition credit facility that was scheduled to expire in June 2019. In October 2018, we entered into a new $3.0 billion unsecured acquisition credit facility with an initial term that expires in March 2023. It includes, at our election, two six-month extension options, at a cost of 0.0625% of the facility commitment, or $1.875 million per option. The new credit facility also has a $1.0 billion expansion option. As of October 24, 2018, approximately $2.4 billion was available on the credit facility.

[2] Borrowing under the term loan bears interest at the current one month LIBOR plus 0.90%. In January 2018, we entered into a six-month extension of this loan, which included, at our option, two additional six-month extensions. In June 2018, we exercised our first six-month extension option of this loan, which now matures in January 2019.

[3] Borrowing under the term loan bears interest at the current one month LIBOR plus 0.90%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.62%. As part of our new credit facility, we entered into a new $250 million term loan, which matures in March 2024.

[4] The mortgages payable are at fixed interest rates, except for mortgages totaling $22.1 million as of September 30, 2018.

[5] Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

[6] The totals are calculated as the weighted average interest rate as of September 30, 2018 for each respective category.

Q3 2018 Supplemental Operating & Financial Data 8

Debt Maturities as of September 30, 2018 (dollars in millions) Debt Maturities Year of Credit Term Mortgages Senior Unsecured Weighted Average Maturity Facility (1) Loans (2) Payable Notes and Bonds Total Interest Rate (3) 2018 $ — $ — $ 7.3 $ — $ 7.3 5.00% 2019 774.0 70.0 20.7 — 864.7 3.72% 2020 — 250.0 82.4 — 332.4 4.18% 2021 — — 67.0 250.0 317.0 5.71% 2022 — — 109.7 950.0 1,059.7 3.43% Thereafter — — 18.6 4,200.0 4,218.6 4.12% Totals $ 774.0 $ 320.0 $ 305.7 $ 5,400.0 $ 6,799.7 (1) In October 2018, we entered into a new $3.0 billion unsecured acquisition credit facility with an initial term that expires in March 2023. (2) Excludes the new $250 million term loan maturing in March 2024, which we entered into in October 2018 as part of the new credit facility. (3) Weighted average interest rate for 2019 excludes the credit facility. Mortgages Payable Maturities by Quarter  Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2018 $ — $ — $ — $ 7.3 $ 7.3 5.00% 2019 1.2 1.3 17.0 1.2 20.7 4.91% 2020 1.2 1.2 12.6 67.4 82.4 4.99% 2021 18.2 17.7 30.7 0.4 67.0 5.58% 2022 0.4 10.0 61.6 37.7 109.7 4.98% Thereafter — — — — 18.6 5.12% Totals $ 21.0 $ 30.2 $ 121.9 $ 114.0 $ 305.7 Q3 2018 Supplemental Operating & Financial Data 9

Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Capitalization as of September 30, 2018 Capital Structure as of September 30, 2018 Principal Debt Balance Credit Facility $ 774,000 Unsecured Term Loans 320,000 Senior Unsecured Notes and Bonds 5,400,000 Mortgages Payable 305,674 Total Debt $ 6,799,674 Shares / Equity Units Stock Price Market Value Common Stock (NYSE: O) 295,145,532 $ 56.89 $ 16,790,829 Common Units (1) 690,819 $ 56.89 $ 39,301 Total Equity $ 16,830,130 Total Market Capitalization (2) $ 23,629,804   Debt/Total Market Capitalization (2) 28.8% (1) Common units are exchangeable into cash or common stock at our option at a conversion ratio of 1:1, subject to certain exceptions. (2) Our enterprise value was $23,623,138 (total market capitalization less cash on hand). The percentage for Liquidity as of September 30, 2018 debt to enterprise value is materially consistent with that presented for total market capitalization. Cash on Hand $ 6,666 (1) Dividend Data Availability under Credit Facility 1,226,000 $ 1,232,666 Year-over-Year (1) In October 2018, we entered into a new $3.0 billion credit facility. As of YTD 2018 YTD 2017 Growth Rate October 24, 2018, approximately $2.4 billion was available on the Common Dividend Paid per Share $ 1.969 $ 1.891 4.1% credit facility. AFFO per Share (diluted) $ 2.40 $ 2.30 4.3% AFFO Payout Ratio 82.0% 82.2% Q3 2018 Supplemental Operating & Financial Data 10

Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) Three months ended Debt Service & Fixed Charge Coverage (3) September 30, 2018 Net income $ 99,283 Interest 69,342 Income taxes 1,302 Depreciation and amortization 136,967 Impairment loss 6,862 Gain on sales of real estate (7,813) Quarterly Adjusted EBITDAre $ 305,943 Annualized Adjusted EBITDAre $ 1,223,772 Debt/Adjusted EBITDAre (2) 5.5 (1) The National Association of Real Estate Investment Trust (NAREIT) came to the conclusion that a NAREIT-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among REITs. Although this update has not changed our calculation, we have re-labeled our Adjusted EBITDA to “Adjusted EBITDAre” in order to be consistent with the NAREIT definition. Adjusted EBITDAre, a non-GAAP financial measure, means, for the most recent quarter, earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) impairment losses, and (v) gain on sales of real estate. Our Adjusted EBITDAre is consistent with the National Association of Real Estate Investment Trusts’ definition, but may not be comparable to Adjusted EBITDAre reported by other companies that interpret the definitions of Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents the company’s current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to net income as a measure of our operating performance. Our ratio of debt to Adjusted EBITDAre, which is used by management as a measure of leverage, is calculated by annualizing quarterly Adjusted EBITDAre and then dividing by our total debt per the consolidated balance sheet. (2) Our ratio of debt to adjusted EBITDAre, which is used by management as a measure of leverage, is calculated by annualizing quarterly adjusted EBITDAre and then dividing by our total debt per the consolidated balance sheet. (3) Fixed charge coverage is calculated in exactly the same manner as the debt service coverage, except that preferred stock dividends are also added to the denominator. Since we redeemed our Class F preferred stock in April 2017, our fixed charge coverage is equivalent to our debt service coverage. Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service and fixed charge coverage. Q3 2018 Supplemental Operating & Financial Data 11

Debt Covenants As of September 30, 2018 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 41.5% Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 1.9% Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 4.6x Maintenance of total unencumbered assets ≥ 150% of unsecured debt 243.0% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on October 1, 2017, and subject to certain additional adjustments.  Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of October 1, 2017, nor does it purport to reflect our debt service coverage ratio for any future period. Our fixed charge coverage is calculated in exactly the same manner as our debt service coverage, except that preferred stock dividends are also added to the denominator; since we redeemed our Class F preferred dividends in April 2017, our fixed charge coverage ratio is equivalent to our debt service coverage. Q3 2018 Supplemental Operating & Financial Data 12

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2018

First Quarter 2018	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions	168	$ 506,040	$ 31,268	851,528	6.2%	14.0
Properties under Development [2]	6	3,767	254	102,728	6.7%	12.7
Total Real Estate Investments	174	$ 509,807	$ 31,522	954,256	6.2%	14.0

Approximately 85% of the annualized revenue generated by these investments is from investment grade tenants [3]

Second Quarter 2018

Second Quarter 2018	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions	180	$ 286,473	$ 18,491	989,707	6.5%	14.2
Properties under Development [2]	10	60,551	4,028	894,339	6.7%	10.7
Total Real Estate Investments	190	$ 347,024	$ 22,519	1,884,046	6.5%	13.6

Approximately 52% of the annualized revenue generated by these investments is from investment grade tenants [3]

Third Quarter 2018

Third Quarter 2018	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions	232	$ 603,141	$ 38,176	1,355,269	6.3%	15.3
Properties under Development [2]	6	5,392	433	86,812	8.0%	12.0
Total Real Estate Investments	238	$ 608,533	$ 38,609	1,442,081	6.3%	15.3

Approximately 62% of the annualized revenue generated by these investments is from investment grade tenants [3]

Year-to-Date 2018

Year-to-Date 2018	Number of Properties	Investment	Cash Rents	Leasable Square Feet	Cash Capitalization Rate [1]	Weighted Average Lease Term (Years)
New Property Acquisitions	580	$ 1,395,654	$ 87,935	3,196,504	6.3%	14.6
Properties under Development [2]	11	69,710	4,715	1,083,879	6.8%	10.9
Total Real Estate Investments	591	$ 1,465,364	$ 92,650	4,280,383	6.3%	14.4

Approximately 67% of the annualized revenue generated by these investments is from investment grade tenants [3]

[1] Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income).

[2] Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

[3] Refer to footnote 2 on page 16 for our definition of investment grade tenants.

Q3 2018 Supplemental Operating & Financial Data 13

Disposition Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2018

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate (1)
Occupied	3	$ 6,635	$ 5,651	$ 8,448	6.6%
Vacant	11	$ 15,405	$ 4,875	$ 5,331	—
Total Real Estate Dispositions	14	$ 22,040	$ 10,526	$ 13,779	

The unlevered internal rate of return on properties sold during the first quarter was 7.3%

Second Quarter 2018

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate (1)
Occupied	10	$ 16,576	$ 14,305	$ 19,522	7.1%
Vacant	16	$ 26,936	$ 11,379	$ 14,225	—
Total Real Estate Dispositions	26	$ 43,512	$ 25,684	$ 33,747	

The unlevered internal rate of return on properties sold during the second quarter was 8.3%

Third Quarter 2018

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate (1)
Occupied	10	$ 18,899	$ 16,167	$ 23,297	8.3%
Vacant	10	$ 29,295	$ 11,438	$ 12,201	—
Total Real Estate Dispositions	20	$ 48,194	$ 27,605	$ 35,498	

The unlevered internal rate of return on properties sold during the third quarter was 7.8%

Year-to-Date 2018

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate (1)
Occupied	23	$ 42,110	$ 36,123	$ 51,267	7.6%
Vacant	37	$ 71,636	$ 27,692	$ 31,757	—
Total Real Estate Dispositions	60	$ 113,746	$ 63,815	$ 83,024	

The unlevered internal rate of return on properties sold during the first nine months was 7.9%

(1) Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).

Q3 2018 Supplemental Operating & Financial Data 14

Development Pipeline (dollars in thousands) Investment Retail Number of Properties to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 2 $ 9,953 $ 7,748 $ 17,701 100% Development of existing properties 1 $ 1,056 $ 1,088 $ 2,144 100% 3 $ 11,009 $ 8,836 $ 19,845 Investment Non-Retail Number of Properties to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) — $ — $ — $ — — Development of existing properties 2 $ 4,363 $ 17,984 $ 22,347 100% 2 $ 4,363 $ 17,984 $ 22,347 Investment Total Number of Properties to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 2 $ 9,953 $ 7,748 $ 17,701 100% Development of existing properties 3 $ 5,419 $ 19,072 $ 24,491 100% 5 $ 15,372 $ 26,820 $ 42,192 (1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place. (2) Estimated rental revenue commencement dates on properties under development are between October 2018 and September 2019. Q3 2018 Supplemental Operating & Financial Data 15

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at September 30, 2018 include the following:

Tenant	Number of Leases	% of Revenue	Investment Grade Ratings (S&P/Moody's/Fitch)
Walgreens	219	6.4%	BBB/Baa2/BBB
7-Eleven	376	5.3%	AA-/Baa1/-
FedEx	42	4.8%	BBB/Baa2/-
Dollar General	574	3.9%	BBB/Baa2/-
LA Fitness	54	3.7%	-
Dollar Tree / Family Dollar	468	3.4%	BBB-/Baa3/-
AMC Theatres	32	3.3%	-
Walmart / Sam's Club	51	2.8%	AA/Aa2/AA
Circle K (Couche-Tard)	298	2.3%	BBB/Baa2/-
BJ's Wholesale Clubs	15	2.1%	-
Treasury Wine Estates	17	2.0%	-
CVS Pharmacy	84	1.9%	BBB/Baa1/-
Life Time Fitness	11	1.9%	-
Regal Cinemas	24	1.8%	-
GPM Investments / Fas Mart	210	1.7%	-
Super America (Andeavor)	132	1.7%	BBB-/Baa3/BBB-
TBC Corporation (Sumitomo)	159	1.4%	A-/Baa1/-
Kroger	17	1.4%	BBB/Baa1/BBB
Rite Aid	51	1.2%	-
Home Depot	15	1.2%	A/A2/A

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.9x [1]
Median EBITDAR/Rent Ratio on Retail Properties	2.7x [1]

[1] Based on the analysis of the most recently provided information from all retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants[2]:

Number of Leases	3,086
Percentage of Annualized Rents	51%
Weighted Average Annual Growth Rate on Leases [3]	1.0%



38%
44%
5%
13%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

[2] We define investment grade tenants as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 51% of our annualized rental revenue is generated from properties leased to investment grade tenants, including approximately 9% from properties leased to subsidiaries of investment grade companies. Refer to page 19 for investment grade composition by property type.

[3] Excludes leases with percentage rent. For leases with increases that are based on the growth of the consumer price index ("CPI"), we assume CPI grows at 1.5% annually.

Q3 2018 Supplemental Operating & Financial Data 16

Industry Diversification  Percentage of Rental Revenue For the Quarter Ended For the Year Ended September 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2018 2017 2016 2015 2014 2013 Aerospace 0.8% 0.9% 1.0% 1.1% 1.2% 1.2% Apparel stores 1.2 1.6 1.9 2.0 2.0 1.9 Automotive collision services 0.9 1.0 1.0 1.0 0.8 0.8 Automotive parts 1.6 1.3 1.3 1.4 1.3 1.2 Automotive service 2.2 2.2 1.9 1.9 1.8 2.1 Automotive tire services 2.3 2.6 2.7 2.9 3.2 3.6 Beverages 2.4 2.7 2.6 2.7 2.8 3.3 Book stores * * * * * * Child care 1.6 1.8 1.9 2.0 2.2 2.8 Consumer appliances 0.5 0.5 0.5 0.6 0.5 0.6 Consumer electronics 0.3 0.3 0.3 0.3 0.3 0.3 Consumer goods 0.7 0.8 0.9 0.9 0.9 1.0 Convenience stores 12.1 9.6 8.7 9.2 10.1 11.2 Crafts and novelties 0.7 0.6 0.6 0.6 0.6 0.6 Diversified industrial 0.8 0.9 0.9 0.8 0.5 0.2 Dollar stores 7.4 7.9 8.6 8.9 9.6 6.2 Drug stores 9.9 10.9 11.2 10.6 9.5 8.1 Education 0.3 0.3 0.3 0.3 0.4 0.4 Electric utilities 0.1 0.1 0.1 0.1 0.1 * Entertainment 0.4 0.4 0.5 0.5 0.5 0.6 Equipment services 0.4 0.4 0.6 0.5 0.6 0.5 Financial services 2.4 2.4 1.8 1.7 1.8 2.0 Food processing 0.4 0.6 1.1 1.2 1.4 1.5 General merchandise 2.2 2.0 1.8 1.7 1.5 1.1 Government services 0.8 1.0 1.1 1.2 1.3 1.4 Grocery stores 5.0 4.4 3.1 3.0 3.0 2.9 Health and beauty 0.3 * * * * * Health and fitness 7.3 7.5 8.1 7.7 7.0 6.3 Health care 1.5 1.4 1.5 1.7 1.8 1.9 Home furnishings 0.8 0.9 0.8 0.9 0.9 1.1 Home improvement 3.0 2.6 2.5 2.4 1.7 1.6 Insurance 0.1 0.1 0.1 0.1 0.1 0.1 Jewelry 0.1 0.1 0.1 0.1 0.1 0.1 Machinery 0.1 0.1 0.1 0.1 0.2 0.2 Motor vehicle dealerships 1.8 2.1 1.9 1.6 1.6 1.6 Office supplies 0.2 0.2 0.3 0.3 0.4 0.5 Other manufacturing 0.7 0.8 0.8 0.7 0.7 0.6 Packaging 1.1 1.0 0.8 0.8 0.8 0.9 Paper 0.1 0.1 0.1 0.1 0.1 0.2 Pet supplies and services 0.5 0.6 0.6 0.7 0.7 0.8 Restaurants - casual dining 3.8 3.8 3.9 3.8 4.3 5.1 Restaurants - quick service 5.7 5.1 4.9 4.2 3.7 4.4 Shoe stores 0.5 0.6 0.7 0.7 0.9 1.0 Sporting goods 1.0 1.4 1.6 1.8 1.6 1.7 Telecommunications 0.6 0.6 0.6 0.7 0.7 0.7 Theaters 5.4 5.0 4.9 5.1 5.3 6.2 Transportation services 5.0 5.4 5.5 5.4 5.2 5.4 Wholesale clubs 2.9 3.3 3.6 3.8 4.1 3.9 Other 0.1 0.1 0.2 0.2 0.2 0.2 Totals 100% 100% 100% 100% 100% 100% * Less than 0.1% Q3 2018 Supplemental Operating & Financial Data 17

Geographic Diversification (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended September 30, 2018 [(1)]	Percentage of Rental Revenue
Alabama	168	98%	1,587,400	$ 5,931	1.8%
Alaska	3	100	274,600	522	0.2
Arizona	116	100	1,807,100	6,836	2.1
Arkansas	74	100	887,700	2,217	0.7
California	186	100	5,976,100	28,498	8.8
Colorado	85	98	1,467,400	5,179	1.6
Connecticut	22	95	521,100	2,029	0.6
Delaware	18	100	93,000	748	0.2
Florida	396	99	4,185,900	18,117	5.6
Georgia	268	99	4,293,400	13,324	4.1
Idaho	12	100	87,000	416	0.1
Illinois	260	99	5,798,000	19,614	6.0
Indiana	186	98	2,194,100	8,945	2.8
Iowa	40	95	3,034,800	4,291	1.3
Kansas	98	96	1,888,800	4,937	1.5
Kentucky	79	99	1,687,700	4,588	1.4
Louisiana	111	97	1,574,900	5,091	1.6
Maine	19	100	207,900	1,240	0.4
Maryland	37	97	1,017,500	4,872	1.5
Massachusetts	78	94	726,500	3,607	1.1
Michigan	179	99	1,929,600	6,805	2.1
Minnesota	165	99	2,137,800	10,282	3.2
Mississippi	150	97	1,707,800	4,754	1.5
Missouri	155	98	2,710,200	8,569	2.6
Montana	11	100	87,000	574	0.2
Nebraska	42	98	775,100	2,043	0.6
Nevada	24	100	1,196,600	2,181	0.7
New Hampshire	19	100	315,800	1,576	0.5
New Jersey	73	100	995,800	5,800	1.8
New Mexico	34	100	366,400	1,212	0.4
New York	128	100	2,850,300	15,619	4.8
North Carolina	182	99	2,781,600	8,865	2.7
North Dakota	6	100	117,700	211	0.1
Ohio	306	99	6,957,700	17,166	5.3
Oklahoma	137	100	1,672,800	4,769	1.5
Oregon	28	96	593,300	2,319	0.7
Pennsylvania	228	98	2,294,000	10,704	3.3
Rhode Island	4	100	161,600	841	0.3
South Carolina	173	99	1,667,600	7,477	2.3
South Dakota	15	100	195,200	471	0.1
Tennessee	251	98	3,589,800	10,824	3.3
Texas	693	99	10,520,600	36,104	11.1
Utah	22	100	933,000	2,219	0.7
Vermont	5	100	98,000	489	0.2
Virginia	209	98	3,114,000	9,858	3.0
Washington	44	98	737,400	2,861	0.9
West Virginia	25	100	418,100	1,372	0.4
Wisconsin	120	99	2,399,200	7,098	2.2
Wyoming	6	100	54,700	317	0.1
Puerto Rico	4	100	28,300	149	*
Totals\Average	5,694	99%	92,717,900	$ 324,531	100%

* Less than 0.1%

(1) Includes rental revenue for all properties owned at September 30, 2018. Excludes rental revenue of $242 from sold properties.

Q3 2018 Supplemental Operating & Financial Data 18

Property Type Composition (dollars in thousands) Percentage of Rental Percentage of Rental Revenue for Revenue for the Annualized Revenue Approximate Leasable the Quarter Ended Quarter Ended from Investment Property Type Number of Properties Square Feet September 30, 2018 (1) September 30, 2018 Grade Tenants (2) Retail 5,520 62,734,600 $ 264,131 81.4% 46.5% Industrial 117 26,694,100 40,127 12.4 79.7 Office 42 3,104,700 13,634 4.2 85.2 Agriculture 15 184,500 6,639 2.0 — Totals 5,694 92,717,900 $ 324,531 100% (1) Includes rental revenue for all properties owned at September 30, 2018. Excludes rental revenue of $242 from sold properties. (2) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Q3 2018 Supplemental Operating & Financial Data 19

Same Store Rental Revenue (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Third Quarter 2018

Same Store Rental Revenue

Number of Properties		4,707
Square Footage		78,503,821
Q3 2018	$	272,898
Q3 2017	$	270,269
Increase (in dollars)	$	2,629
Increase (percent)		1.0%

Top 3 Industries Contributing to the Change

Industry		Quarter ended September 30, 2018		Quarter ended September 30, 2017		Net Change	% Change by Industry
Health and Fitness	$	21,023	$	20,714	$	309	1.5%
Dollar Stores		22,621		22,353		268	1.2%
Restaurants-Quick Service		13,474		13,211		263	2.0%

Year-to-Date 2018

Same Store Rental Revenue

Number of Properties		4,707
Square Footage		78,503,821
YTD Q3 2018	$	819,790
YTD Q3 2017	$	812,184
Increase (in dollars)	$	7,606
Increase (percent)		0.9%

Top 3 Industries Contributing to the Change

Industry		Nine months ended September 30, 2018		Nine months ended September 30, 2017		Net Change	% Change by Industry
Health and Fitness	$	62,910	$	61,966	$	944	1.5%
Grocery Stores		30,038		29,373		665	2.3%
Convenience Stores		83,570		82,923		647	0.8%

Same Store Pool Defined

For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were:

(i) vacant at any time,
(ii) under development or redevelopment, or
(iii) involved in eminent domain and rent was reduced.

Rental revenue amounts presented in our same store rent calculation exclude straight-line rent and the amortization of above and below-market leases.

Q3 2018 Supplemental Operating & Financial Data 20

Same Store Rental Revenue (dollars in thousands) Same Store Rental Revenue by Property Type Third Quarter 2018 Quarter ended Quarter ended Net % Change by Property Type September 30, 2018 September 30, 2017 Change Property Type Retail $ 218,884 $ 217,076 $ 1,808 0.8% Industrial 35,976 35,571 405 1.1% Office 13,412 13,234 178 1.3% Agriculture 4,626 4,388 238 5.4% Total $ 272,898 $ 270,269 $ 2,629 1.0% Year-to-Date 2018 Nine months ended Nine months ended Net % Change by Property Type September 30, 2018 September 30, 2017 Change Property Type Retail $ 657,236 $ 651,112 $ 6,124 0.9% Industrial 107,731 107,127 604 0.6% Office 40,121 39,776 345 0.9% Agriculture 14,702 14,169 533 3.8% Total $ 819,790 $ 812,184 $ 7,606 0.9% Q3 2018 Supplemental Operating & Financial Data 21

Occupancy By Property Change in Occupancy Occupied Properties 5,623 Vacant Properties at 6/30/18 69 Total Properties 5,694 Occupancy 98.8% Expiration Activity (1) + 76 Leasing Activity (2) - 64 By Square Footage Vacant Property Sales Activity (3) - 10 Occupied Square Footage 91,719,582 Total Square Footage 92,717,855 Vacant Properties at 9/30/18 71 Occupancy 98.9% (1) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter. By Rental Revenue (Economic Occupancy) (2) Includes 63 expirations that were re-leased to the same tenants without Quarterly Rental Revenue $ 322,925,976 vacancy and one that was re-leased to a new tenant after a period of vacancy. See page 23 for additional detail on re-leasing activity. Quarterly Vacant Rental Revenue(1) $ 3,015,185 (3) Includes 9 properties that were vacant at the beginning of the quarter. Occupancy 99.1% (1) Based on contractual monthly rents received immediately preceding the date of vacancy. Occupancy by Number of Properties Q3 2018 Supplemental Operating & Financial Data 22

Leasing Activity (dollars in thousands) Re-leased to New Tenant Allocation Based on Number of Leases Re-leased to Without After a Period Re-leasing Q3 2018 Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 9,037 $ — $ 1,058 $ 10,095 New Cash Rents* $ 10,364 $ — $ 530 $ 10,894 Recapture Rate 114.7% — 50.1% 107.9% Number of Leases 63 — 1 64 Average Months Vacant — — 14.9 0.2 Lease Incentives(1) $ — $ — $ 175 $ 175 *Percentage of Total Annualized Portfolio Rental Revenue: 0.8% Re-leased to New Tenant Re-leased to Without After a Period Re-leasing Year-to-Date 2018 Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 31,650 $ 160 $ 4,305 $ 36,115 New Cash Rents* $ 34,196 $ 187 $ 3,762 $ 38,145 Recapture Rate 108.0% 116.6% 87.4% 105.6% Number of Leases 155 3 8 166 Average Months Vacant — — 18.4 0.9 Lease Incentives(1) $ — $ — $ 175 $ 175 *Percentage of Total Annualized Portfolio Rental Revenue: 2.9% (1) Lease incentives are defined as capital outlays made on behalf of a tenant which are specific to the tenant’s use and benefit, and are not capitalized as improvements to the property. Q3 2018 Supplemental Operating & Financial Data 23

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 9.3 years.

Total Portfolio [1]					
	Expiring Leases		Approx. Leasable	Rental	% of Rental
Year	Retail	Non-Retail	Sq. Feet	Revenue	Revenue
2018	75	4	464,400	$ 2,184	0.7%
2019	234	9	3,178,300	11,468	3.5
2020	224	14	4,207,500	12,889	4.0
2021	347	15	5,575,400	15,705	4.9
2022	403	21	9,923,200	21,429	6.6
2023	545	23	9,538,400	29,250	9.0
2024	259	12	4,951,500	14,689	4.5
2025	338	13	5,242,500	20,277	6.3
2026	314	3	4,627,100	15,613	4.8
2027	544	5	6,252,000	22,318	6.9
2028	335	13	8,836,600	21,956	6.8
2029	411	7	7,572,700	22,068	6.8
2030	113	14	3,007,800	16,493	5.1
2031	304	25	5,968,300	27,308	8.4
2032	86	4	3,089,400	11,821	3.6
2033 - 2043	977	4	9,207,800	58,647	18.1
Totals	5,509	186	91,642,900	$ 324,115	100.0%

[1] This table sets forth the timing of remaining lease term expirations in our portfolio and their contribution to rental revenue for the quarter ended September 30, 2018. The lease expirations for leases under construction are based on the estimated date of completion of those projects. Excludes revenue of $416 from 91 expired leases, and $242 from sold properties at September 30, 2018. Leases on our multi-tenant properties are counted separately in the table above.

Q3 2018 Supplemental Operating & Financial Data 24

Earnings Guidance We estimate FFO per share for 2018 of $3.11 to $3.14.  We estimate AFFO per share for 2018 of $3.18 to $3.21, an increase of 4% to 5% over 2017 AFFO per share of $3.06. Summarized below are approximate estimates of the key components of the company’s 2018 earnings guidance: 2018 Guidance Net income per share $1.21 to $1.24 Real estate depreciation and impairments per share $1.98 Gains on sales of properties per share ($0.08) FFO per share $3.11 to $3.14 AFFO per share $3.18 to $3.21 Same store rent growth 1.0% Occupancy 98% G&A expenses (1) (% of revenues) (2) 5.0% Property expenses (non-reimbursable) (% of revenues) (2) 1.5% to 2.0% Acquisition volume $1.75 billion Disposition volume $150 million (1) Excludes the impact from the severance payments payable to our former CEO in October 2018. (2) Excludes tenant reimbursement revenue. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this Supplemental Operating & Financial Data. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. Q3 2018 Supplemental Operating & Financial Data 25

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
	William Harman	wharman@rwbaird.com	(414) 298-2337
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
	James Sullivan	jsullivan@btig.com	(212) 738-6139
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Christy McElroy	nicholas.joseph@citi.com	(212) 816-1909
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
Edward Jones	Matt Kopsky	matt.kopsky@edwardjones.com	(314) 515-5319
Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Nikita Bely	nikita.bely@jpmorgan.com	(212) 622-0695
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mitsubishi UFG Securities (USA), Inc.	Karin Ford	karin.ford@mufgsecurities.com	(212) 405-7249
	Ryan Cybart	ryan.cybart@mufgsecurities.com	(212) 405-6591
Mizuho Securities USA, Inc.	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Kevin Egan	kevin.egan@morganstanley.com	(212) 761-5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Marnie Georges	marnie.georges@raymondjames.com	(727) 567-2638
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354

Realty Income Corporation is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income Corporation or its management. Realty Income Corporation does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q3 2018 Supplemental Operating & Financial Data 26